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                                                                     EXHIBIT 5.1







                                  July 14, 2004


Allied Healthcare International Inc.
555 Madison Avenue
New York, New York 10022

Ladies and Gentlemen:

         We have acted as counsel to Allied Healthcare International Inc., a New York corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, relating to the registration of 669,738 shares of common stock, par value $0.01 per share, of the Company (the "Shares") that may be sold by certain shareholders of the Company.


         In connection with the opinion expressed herein, we have assumed that the Registration Statement will have become effective and that the shares of Common Stock covered by this opinion will be sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement and the prospectus contained therein.


         In connection with this opinion, we have examined originals, or certified, conformed or reproduction copies, of all records, agreements, instruments and other documents as we have deemed relevant or necessary as the basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies. As to any facts material to this opinion, we have, without independent investigation, relied on certificates of public officials and certificates of officers or other representatives of the Company.

         Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares have been validly issued and are fully paid and non-assessable.

         The opinions set forth herein are limited to the matters specifically addressed herein (subject to all of the qualifications and limitations provided herein), and no other opinions are expressed or may be implied or inferred.

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         In rendering the foregoing opinion, our examination of matters of law has been limited to the laws of the state of New York and the federal laws of the United States of America.

         We assume no obligation to advise you of any changes to this opinion that may come to our attention after the date hereof. This opinion may not be relied upon or furnished to any other person except the addressee hereof without the express written consent of this firm.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus that forms part of the Registration Statement. In giving such consent, we do not thereby concede that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder or that we are "experts" within the meaning of such act, rules and regulations.

                                Very truly yours,




                                /s/ Brown Raysman Millstein Felder & Steiner LLP